Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 16, 2024 (except for the effect of the restatement discussed in Note 2, as to which the date is November 19, 2024), of NAYA Biosciences, Inc. relating to the audit of the consolidated financial statements as of December 31, 2023 and 2022, and for the periods then ended, including an explanatory paragraph regarding the Company’s ability to continue as a going concern, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

February 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated July 15, 2024, of NAYA Therapeutics, Inc relating to the audit of the financial statements as of December 31, 2023 and 2022, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

February 25, 2025